UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Campbell Soup Company

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains screenshots from a website maintained by Third Point LLC.

*****

IMPORTANT INFORMATION

In connection with their intended solicitation for the 2018 annual meeting of stockholders of Campbell Soup Company, (the “Company”), Third Point LLC and certain of its affiliates will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of the Company for use at the Company’s 2018 annual meeting of stockholders. Third Point LLC will furnish the definitive proxy statement to the stockholders of the Company, together with a WHITE proxy card. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement, when filed, and any other relevant documents will be available at no charge on the SEC’s website at http://www.sec.gov and will also be available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

THIRD POINT PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are or may be deemed to be, participants in the proxy solicitation: Third Point, Daniel S. Loeb, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced LP, Third Point Advisors LLC, Third Point Advisors II LLC, Franci Blassberg, Matthew Cohen, Sarah Hofstetter, Munib Islam, Lawrence Karlson, Bozoma Saint John, Kurt Schmidt, Raymond Silcock, David Silverman, Michael Silverstein, George Strawbridge, Jr. and William Toler. Certain of the participants may be deemed to beneficially own shares of capital stock of the Company described in Third Point LLC’s statement on Schedule 13D initially filed with the SEC on August 9, 2018, as amended on September 7, 2018 (the “Third Point Schedule 13D”) and as it may be further amended from time to time, and George Strawbridge, Jr. may be deemed to beneficially own shares of capital stock of the Company described in his statement on Schedule 13D initially filed with the SEC on August 9, 2018, as amended on September 7, 2018 and as it may be further amended from time to time. As described in the Third Point Schedule 13D, Third Point and Daniel S. Loeb beneficially own an aggregate of 17,000,000 shares of capital stock of the Company (the “Third Point Shares”). Such Third Point Shares consist of shares held by the following Third Point investment funds: (i) 3,036,400 shares that are held by Third Point Partners Qualified L.P., (ii) 341,200 shares that are held by Third Point Partners L.P., (iii) 7,126,800 shares that are held by Third Point Offshore Master Fund L.P., (iv) 3,828,400 shares that are held by Third Point Ultra Master Fund L.P. and (v) 2,667,200 shares that are held by Third Point Enhanced LP. Third Point Advisors LLC, as the general partner of Third Point Enhanced LP, Third Point Partners Qualified L.P. and Third Point Partners L.P., may be deemed to beneficially own 6,044,800 of the Third Point Shares. Third Point Advisors II LLC, as the general partner of Third Point Offshore Master Fund L.P. and Third Point Ultra Master Fund L.P. may be deemed to beneficially own 10,955,200 of the Third Point Shares. As of the date hereof, Mr. Lawrence Karlson beneficially owns 8,010 shares of capital stock of the Company; Mr. Michael Silverstein beneficially owns 4,430 shares of capital stock of the Company and Mr. William Toler beneficially owns 3,000 shares of capital stock.

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MATTHEW COHEN

Managing Director, Third Point

Matthew Cohen joined Third Point in 2008. Matthew oversees the fund’s efforts in the consumer sector. Previously, he was an associate at Bain Capital, where he focused on private equity investments. Prior to Bain Capital, he was a consultant at McKinsey & Company. Mr. Cohen graduated summa cum laude with a B.S.E. in Economics from the Wharton School at the University of Pennsylvania.

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© 2018 Third Point LLC. All Rights Reserved.

TERMS OF USE PRIVACY POLICY

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SARAH HOFSTETTER

President of ComScore, Inc. (effective October 4, 2018)

Ms. Sarah Hofstetter will become President of ComScore, Inc., effective October 4, 2018, a global information and analytics company that measures consumer audiences and advertising across media platforms. Effective October 3, 2018, Ms. Hofstetter will resign as Chairwoman of 360i, a U.S. advertising arm of Dentsu, Inc., a Japanese advertising and public relations company, that has helped its clients capitalize on industry changes, a position Ms. Hofstetter assumed in April 2018. From 2013 until April 2018, Ms. Hofstetter served as Chief Executive Officer of 360i, and from 2006 to 2010 as Senior Vice President, Emerging Media & Brand Strategy. Under Ms. Hofstetter’s stewardship, 360i was named Adweek’s Breakthrough Media Agency of the Year in 2018 and featured in Ad Age’s coveted A-List issue for eight consecutive years from 2011 to 2018. Ms. Hofstetter currently sits on the Board of Directors of American Association of Advertising Agencies (“4A”), and was named to both the 2014 American Advertising Federation Hall of Achievement and the 4A’s list of 100 People Who Make Advertising Great in 2017. Prior to joining 360i, Ms. Hofstetter founded Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands, where she also served as President from 2004 to 2006. Before starting her own agency, Ms. Hofstetter served in a series of senior leadership positions at Net2Phone, a subsidiary of IDT Corporation, from 1998 to 2004 and at IDT Corporation, a telecommunications company, from 1996 to 1998. Ms. Hofstetter graduated from Queens College, City University of New York with a B.A. in Sociology and Journalism. Over the course of her career, Ms. Hofstetter has served in positions requiring strong leadership and has demonstrated an ability to help steer businesses through times of disruption.

ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT

LAWRENCE C. KARLSON

Former Chairman and Chief Executive Officer of Berwind Financial Corporation

Mr. Lawrence Karlson is a private investor. Mr. Karlson formerly served as the Chairman and Chief Executive Officer of Berwind Financial Corporation, a leveraged buyout firm, from 2001 to 2004. Mr. Karlson began his career at Fisher & Porter Co., an instruments manufacturer, where he served in various positions, including Director and President of U.S. Operations. In 1983, Mr. Karlson formed Nobel Electronics that subsequently merged with Pharos AB, an instruments manufacturer, where he served as a director and became President and Chief Executive Officer. In 1990. Pharos AB acquired Spectra Physics. He served the successor company Spectra Physics AB, a provider of laser technology and products, as a director and non-executive Chairman until his retirement the same year. Mr. Karlson has served on the Board of Directors of H&E Equipment Services, Inc. since 2002. He previously served on the Board of Directors of CDI Corporation from 1989 to 2017 and the Board of Directors of the Company from 2009 to 2015 where he also served on the Audit Committee and the Finance and Corporate Development Committee. Mr. Karlson also serves on the Board of Directors of Harris Group, Inc. as the Chair of the Compensation Committee and a member of the Audit Committee and Aegis Software, Inc. as a member of the Compensation Committee. Mr. Karlson graduated with a Diploma in Engineering from Ryerson University, Toronto, Canada, in 1963 and received an MBA from the Wharton School of the University of Pennsylvania in 1980. Mr. Karlson has 50 years of experience as an international manager and extensive experience on the Board of Directors of numerous companies in a wide variety of industries. Through his service on the Company’s Board of Directors, he also has extensive knowledge about the Company.

ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT

MICHAEL J. SILVERSTEIN

Former Operating Executive at The Carlyle Group

Mr. Michael Silverstein served as an operating executive at The Carlyle Group from December of 2016 to September of 2018, where he conducted research and due diligence on possible acquisitions for the Carlyle Group U.S. Buyout Company. Mr. Silverstein formerly served as a Senior Partner and Managing Director at the Boston Consulting Group (“BCG”), a multinational management consulting firm, from 1993 to 2016, where he ran major engagements as an external consultant to major packaged goods, retail and other clients. During his employment at BCG, he provided a wide range of client services, helping companies achieve their goals of growth, MSA, cost reduction and innovation, and also served on BCG’s Executive Committee. He served as Global Practice Leader for BCG’s Consumer and Retail Practice. Mr. Silverstein previously served on the Board of Directors of FTD Companies, Inc. from 2014 to 2017. Mr. Silverstein also served on the Board of Directors of Acosta, Inc., a Carlyle Group portfolio company, from 2017 to 2018. Mr. Silverstein received a B.A. in Economics and History from Brown University and an MBA with distinction from Harvard Business School. Mr. Silverstein is an authority on consumer marketing and profit improvement in consumer packaged goods businesses. He also published five books about consumer trends, consumer buying patterns and growth levers which have been translated into a dozen languages and used as textbooks at many business schools. He is an authority on food, role of diet in health, grocery retailing, category growth strategy and return expectations.

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WILLIAM D. TOLER

Former President and Chief Executive Officer of Hostess Brands

Mr. William Toler formerly served as the President and Chief Executive Officer of Hostess Brands, Inc. (“Hostess”), a packaged food company, from 2016 until his retirement in 2018 and as a director of Hostess from 2017 to 2018. He also served as the President and Chief Executive Officer of Hostess Brands, LLC from 2014 to 2018. Prior to joining Hostess Brands, LLC, he worked as an operating partner at Oaktree Capital, an asset management company, from 2013 to 2014. Prior to that, he served from 2008 to 2013 as the Chief Executive Officer of AdvancePierre Foods, Inc. (“AdvancePierre”), a supplier of value-added protein and hand-held convenience products. Prior to joining AdvancePierre, Mr. Toler was President of Pinnacle Foods, a packaged foods company, from 2005 to 2008, and President of Campbell Sales Company, a subsidiary of the Company, from 1995 to 2000. He has also held key positions at ICG Commerce, Nabisco, Reckitt & Colman Limited and The Procter & Gamble Company. Mr. Toler graduated from North Carolina State University in 1981 with majors in both business management and economics. He has 38 years of experience in the consumer packaged goods industry. Through the senior management role at Campbell Sales Company, he also has extensive knowledge about the Company.

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ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT

SEPTEMBER 7, 2018

Third Point launches proxy fight for full Campbell board

Billionaire investor Daniel Loeb’s Third Point LLC is launching a proxy fight to remove the entire sitting board at Campbell Soup Co, charging the American food company with being in a “mess” and faulting the board for failing to take corrective action.

READ MORE →

available at https://www.reuters.com/article/us-campbell-soup-thirdpoint/third-point-launches-proxy-fight-for-full-campbell-board-idUSKCN1LN1JI

SEPTEMBER 7, 2018

Third Point Aims to Replace Campbell Soup’s Entire Board

Campbell is at a crossroads in its 150-year history, as consumers have turned away from its namesake canned soups and the company’s pivot to fresher foods hasn’t panned out. Last week, it announced plans to sell its international business and a fresh-food unit and refocus on its North American snack, meal and drink businesses. The decision to sell the units, which comprise roughly one-fifth of the company’s revenue, came after the company examined a range of options including a full sale. It said last week available at https://www.wsj.com/articles/third-point-aims-to-replace-campbell-soups-entire-board-1536274870

SEPTEMBER 7, 2018

Activist investor wants to replace entire Campbell Soup board

In a scathing letter to the chairman of the company’s board, activist investor Daniel Loeb blamed the board for Campbells problems, accusing members of ‘mismanagement, waste, ill-conceived strategy, and inept execution.”... But Campbell has exacerbated the situation with a series of bad bets. Interim CEO Keith McLoughlin recently said the company aggressively pursued the health “megatrend” without considering what differentiated Campbell from its many rivals. He said Campbell depended too much on mergers and acquisitions and lost focus on its own products and brands.

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available at https://money.cnn.com/2018/09/07/news/companies/ campbell-soup-board/index.html

SEPTEMBER 7, 2018

Third Point nominates slate to challenge Campbell board

Campbell on Friday confirmed receipt of Loeb’s nominees, which it said it will review. It underlined that, consistent with its message last week, the board “remains open and committed to evaluating all strategic options.”

READ MORE →

available at https://www.cnbc.com/2018/09/07/third-point-nominates-slate-to-challenge-campbell-board.html